UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 1, 2016
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

California Public Utilities Commission’s (“CPUC”) Investigation Regarding Natural Gas Distribution Facilities Record-Keeping

On June 1, 2016, the assigned administrative law judge issued a presiding officer’s decision (the “POD”) in the CPUC’s investigation into whether Pacific Gas and Electric Company (the “Utility”) violated applicable laws pertaining to record-keeping practices with respect to maintaining safe operation of its natural gas distribution service and facilities. (The CPUC’s Safety and Enforcement Division (the “SED”), with expert consultants, investigated the Utility’s natural gas distribution system record-keeping policies and practices and issued a report on September 30, 2015.  On February 26, 2016, the SED recommended fines of $111.926 million, in addition to remedial measures, and City of Carmel recommended fines of up to approximately $652 million, in addition to remedial measures.  On April 1, 2016, the Utility filed its reply brief in which the Utility indicated that it did not agree that any penalty was appropriate, but if the CPUC determined that a penalty should be imposed, such penalty should not exceed $33.6 million.)

The POD finds that the Utility failed to comply with applicable law and regulations in maintaining accurate records of its natural gas distribution system and assesses a penalty of $24.3 million. (With the citation previously assessed for the Carmel incident, the total fine imposed on the Utility is $35.2 million.) The POD determines that certain incidents show systemic failure on the Utility’s part, while other incidents are isolated deviations in an otherwise generally compliant system.  The identified systemic failures are as follows: (i) failure to promptly and comprehensively correct mapping errors of plastic inserts in the distribution system, (ii) failure to promptly and comprehensively analyze the impacts of the missing paper leak repair records from 1979 to 1991 for the De Anza division, and to institute such corrective actions as may be possible, and (iii) failure to adequately respond to local officials, for which the POD assesses a fine of $50,000.  The POD also identifies thirteen (13) operational incidents defined as isolated violations.

Specifically, the POD indicates that the $24.3 million penalty consists of:

Violation	Amount of Fine
Failure to Minimize Possibility of Recurrence –Plastic Inserts	$10,800,000
Failure to Analyze and Minimize Possibility of Recurrence – Missing DeAnza Records	$10,786,000
Milpitas Incident	$1,974,000
Other Specific Incidents (12 incidents)	$750,000
Total	$24,310,000

While no remedial measures are ordered in the POD, the Utility and all interested parties are to meet and confer to consider and develop additional remedial measures necessary to address the issues identified in the POD. The objective of this process will be a comprehensive compliance plan that includes all feasible and cost-effective measures necessary to improve the Utility’s natural gas distribution facilities record-keeping. The POD indicates that the SED shall participate in and monitor this process and, no later than 120 days after the effective date of the order, the Utility shall submit its initial compliance plan.

Unless any party files an appeal of the POD or a CPUC commissioner requests a CPUC review of the POD within 30 days of the POD, the decision will become final.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Dated: June 2, 2016	By:	/s/ LINDA Y.H. CHENG
LINDA Y.H. CHENG
Vice President, Corporate Governance and
Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: June 2, 2016	By:	/s/ LINDA Y.H. CHENG
LINDA Y.H. CHENG
Vice President, Corporate Governance and
Corporate Secretary